Exhibit 99.1

ChromaDex Approved for Listing on The NASDAQ Capital Market

-Company Will Begin Trading on NASDAQ on Monday, April 25, 2016-

IRVINE, Calif., April 21, 2016 – ChromaDex Corp. (OTCQX: CDXCD) (OTCQX: CDXC), an innovator of proprietary health, wellness, and nutritional ingredients, that creates science-based solutions for dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products, announced today that The NASDAQ Stock Market LLC has approved the Company's application to list its common stock on The NASDAQ Capital Market. The Company's common stock will begin trading on NASDAQ under the symbol "CDXC" effective with the open of business on Monday, April 25, 2016.

The Company's common stock will continue to trade on the OTCQX under the symbol CDXCD until Monday, April 25, 2016.

About ChromaDex:

ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (known as Spherix Consulting). As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; ProC3G®, a natural black rice containing cyanidin-3-glucoside; IMMULINA™, a spirulina extract; and Purple Corn derived from a proprietary non-GMO purple corn hybrid which contains an extraordinarily high level of anthocyanins. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

Statements in this press release have not been evaluated by the Food and Drug Administration. Products or ingredients are not intended to diagnose, treat, cure or prevent any disease.

ChromaDex Company Contact:

Andrew Johnson
Director of Investor Relations
949-419-0288
andrewj@chromadex.com

ChromaDex Investor Contacts:

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

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